UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

[
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 17, 2011

LOWE'S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe's Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On March 17, 2011, Robert A. Ingram, who has served on the Board of Directors of Lowe’s Companies, Inc. (the “Company”) since 2001, notified the Board that he will not stand for re-election as a director at the end of his current term expiring at the Company’s 2011 annual meeting of shareholders (the “Annual Meeting”) in order to devote more time to other professional commitments requiring increasing amounts of his time.   Mr. Ingram’s decision was not the result of any disagreement with the Company or its management.

The Board of Directors intends to reduce its size to 10 members to be effective on the date of the Annual Meeting to be held on May 27, 2011.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: March 18, 2011	By:	/s/ Gaither M. Keener, Jr.
Gaither M. Keener, Jr.
Executive Vice President, General Counsel,
Secretary and Chief Compliance Officer